Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:
Rick Lutz, LC Group
(404) 261-1196
 LCGroup@mindspring.com

Seattle, WA –January 23, 2008—Impart Media Group, Inc. (OTCBB:IMMGE), a global provider of end-to-end information networks, transactional kiosks, digital signage services, and direct-to-consumer advertising, announced today that pursuant to NASD Marketplace Rule 6530, the Company’s trading symbol has been changed to IMMGE, and trading of the Company’s common stock on the Over-the-Counter Bulletin Board (“OTCBB”) has been suspended as of January 18, 2008.  Suspension in trading of the Company’s common stock on the OTCBB was triggered by the Company’s failure to timely file its 10-KSB with the Securities and Exchange Commission; this was the Company’s third failure in the previous 24 month period to timely file a periodic report.

The delay in filing is due to the complexities associated with our change in fiscal year from December 31 to September 30, and the Company’s lack of sufficient financial reporting personnel necessary to timely complete our financial statements, the result of which delayed our independent auditors in commencing their audit of our financial statements required for the filing of our 10-KSB.

According to Impart’s CEO Joe Martinez, “the Company will take all necessary actions to bring the Company into compliance and meet our continued reporting and disclosure requirements.  Impart will apply for relisting on the OTCBB as soon as the Company is eligible.

About Impart Media Group, Inc.
Impart Media Group, Inc., (OTCBB: IMMG), founded in 1983 and headquartered in Seattle, Washington U.S.A. is a provider of end-to-end information networks, transactional kiosks, digital signage solutions, and direct-to-consumer advertising. In out-of-home (OOH), business-to-consumer media sector, the Company provides digital signage and interactive kiosk solutions comprised of flat panel monitors, media players/servers, audio/video/data accessory components, enclosures/mounts/fixtures, web services, and software. To augment their equipment offerings, the Company also provides consulting, custom development, IP connectivity, creative production, installation, onsite maintenance, web-data hosting, network monitoring and content management services throughout the United States. The Company’s digital media solutions enable the delivery of video, stills, text, web, and animation content to a variety of remote audiences in real time, allowing for immediate customization of messages through a centralized network operations center or secure web portals.

Impart Media Group, Inc., through its advertising division also provides offline and online, direct response or direct-to-consumer advertising.

For more information, please visit http://www.impartmedia.com/or call (800) 544-3343.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.  This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Impart products by customers, and future performance of Impart Media Group.  Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances.  Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC).  You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

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